Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP REPORTS SECOND-QUARTER 2023 EARNINGS; REAFFIRMS 2023 GUIDANCE

•Second-quarter 2023 GAAP earnings of $1.01 per share; operating earnings of $1.13 per share
•2023 operating earnings (non-GAAP) guidance range reaffirmed at $5.19 to $5.39 per share with long-term growth rate of 6% to 7% and FFO/Debt target of 14% to 15%
•Sale process announced for two non-core transmission joint ventures; unregulated renewables sale expected to close in August; sale of retail and distributed resources businesses on track

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter ended June 30,			Year-to-date ended June 30,
	2023	2022	Variance	2023	2022	Variance
Revenue ($ in billions):	4.4	4.6	(0.2)	9.1	9.2	(0.1)
Earnings ($ in millions):
GAAP	521.2	524.5	(3.3)	918.2	1,239.2	(321.0)
Operating (non-GAAP)	582.2	617.7	(35.5)	1,153.8	1,234.1	(80.3)

EPS ($):
GAAP	1.01	1.02	(0.01)	1.78	2.43	(0.65)
Operating (non-GAAP)	1.13	1.20	(0.07)	2.24	2.42	(0.18)
EPS based on 515 million shares 2Q 2023, 514 million shares 2Q 2022, 515 million shares YTD 2023 and 510 million shares YTD 2022.

COLUMBUS, Ohio, July 27, 2023 -- American Electric Power (Nasdaq: AEP) today reported second-quarter 2023 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $521 million or $1.01 per share, compared with GAAP earnings of $525 million or $1.02 per share in second-quarter 2022. Operating earnings for second-quarter 2023 were $582 million or $1.13 per share, compared with operating earnings of $618 million or $1.20 per share in second-quarter 2022.

Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2023 GAAP and operating earnings for the quarter was largely due to the mark-to-market impact of economic hedging activities and recent legislation in Texas regarding recovery of certain employee incentives. A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“AEP is committed to creating value for all our stakeholders as we invest $40 billion over the next five years in our energy delivery system and new generation resources. We made significant progress on our strategic objectives in the second quarter, executing on our regulated renewables and grid investment plans to benefit customers while working to keep rates affordable and supporting economic growth in our communities,” said Julie Sloat, AEP president and chief executive officer.
“This quarter’s results reflect the timing of higher interest and O&M expenses, as well as milder temperatures year over year. Our projections for the second half of the year are bolstered by our focus on cost discipline, efficiency and agility in operations to ensure we meet our stakeholder commitments. We are reaffirming our 2023 operating earnings guidance range of $5.19 to $5.39 per share and our long-term growth rate of 6% to 7%.
“Residential and industrial load have slowed down as expected due to the impacts of inflation and rising interest rates on our customers. At the same time, we’ve had a significant increase in commercial load, which has grown almost 8 percent year over year in each of the last two quarters. This improvement is largely driven by our ongoing focus on economic development to bring growth and opportunity to our communities,” Sloat said.
“We continue taking actions to de-risk and simplify our business. We expect to close on the sale of our 1,365-megawatt unregulated renewables portfolio to IRG Acquisition Holdings in August 2023 and are on track with the sales processes for the AEP Energy retail and AEP OnSite Partners distributed resources businesses as well as our 50% share in the New Mexico Renewable Development joint venture.
“We announced today that we’ll be launching the sale of AEP’s interests in two non-core transmission joint ventures, Prairie Wind and Pioneer. We plan to complete the previously announced strategic review of our Transource Energy joint venture by the end of the year. Our ongoing active management of the company strengthens our ability to prioritize investments in our regulated businesses to enhance service for customers while maintaining our commitment to credit quality,” Sloat said.
“In the second quarter, we received regulatory approval to add nearly 2,000 megawatts of new wind and solar generation to help meet the projected power needs of customers in Oklahoma, Arkansas and Louisiana. We now have approvals in place for $5.2 billion of our five-year, $8.6 billion regulated renewables capital plan. We’ve filed for approval of $1.7 billion in additional renewable projects and have active RFPs for resources in other jurisdictions. We also continue to see positive earnings contributions from the transmission investments we’re making to improve reliability and service for our customers,” Sloat said.

SUMMARY OF RESULTS BY SEGMENT

$ in millions

GAAP Earnings	2Q 23	2Q 22	Variance	YTD 23	YTD 22	Variance
Vertically Integrated Utilities (a)	278.1	301.2	(23.1)	539.1	599.4	(60.3)
Transmission & Distribution Utilities (b)	176.7	164.8	11.9	302.4	317.6	(15.2)
AEP Transmission Holdco (c)	196.4	141.8	54.6	377.9	314.9	63.0
Generation & Marketing (d)	(32.3)	72.6	(104.9)	(190.0)	186.8	(376.8)
All Other	(97.7)	(155.9)	58.2	(111.2)	(179.5)	68.3
Total GAAP Earnings (Loss)	521.2	524.5	(3.3)	918.2	1,239.2	(321.0)

Operating Earnings (non-GAAP)	2Q 23	2Q 22	Variance	YTD 23	YTD 22	Variance
Vertically Integrated Utilities (a)	260.4	301.2	(40.8)	525.6	599.4	(73.8)
Transmission & Distribution Utilities (b)	156.5	164.8	(8.3)	282.2	317.6	(35.4)
AEP Transmission Holdco (c)	196.5	141.8	54.7	378.0	314.9	63.1
Generation & Marketing (d)	66.1	90.9	(24.8)	111.3	105.6	5.7
All Other	(97.3)	(81.0)	(16.3)	(143.3)	(103.4)	(39.9)
Total Operating Earnings (non-GAAP)	582.2	617.7	(35.5)	1,153.8	1,234.1	(80.3)

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirmed its 2023 operating earnings guidance range of $5.19 to $5.39 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $4.73 to $4.93 per share. See the table below for a full reconciliation of 2023 earnings guidance.

2023 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$4.73	to	$4.93

Mark-to-market impact of commodity hedging activities		0.40

Termination of the sale of Kentucky operations		(0.06)

Pending sale of unregulated renewables		0.17

Change in Texas legislation		(0.05)

Operating EPS Guidance	$5.19	to	$5.39

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 17,000 employees operate and maintain the nation’s largest electricity transmission system and more than 225,000 miles of distribution lines to safely deliver reliable and affordable power to 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 30,000 megawatts of diverse generating capacity, including more than 7,000 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2032. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and has committed to achieving net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of increased global trade tensions including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Second Quarter of 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		278.1	176.7	196.4	(32.3)	(97.7)	521.2	$1.01

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(13.4)	—	—	98.4	—	85.0	0.17
Pending Sale of Unregulated Renewables	(e)	—	—	—	—	0.4	0.4	—
Change in Texas Legislation	(f)	(4.3)	(20.2)	0.1	—	—	(24.4)	(0.05)
Total Special Items		(17.7)	(20.2)	0.1	98.4	0.4	61.0	$0.12

Operating Earnings (Loss) (non-GAAP)		260.4	156.5	196.5	66.1	(97.3)	582.2	$1.13

Financial Results for the Second Quarter of 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		301.2	164.8	141.8	72.6	(155.9)	524.5	$1.02

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(36.4)	—	(36.4)	(0.07)
Pending Sale of Kentucky Operations	(d)	—	—	—	—	73.2	73.2	0.14
Mark-to-Market Impact of Certain Investments	(g)	—	—	—	—	1.7	1.7	—
Gain on Sale of Mineral Rights	(h)	—	—	—	(91.9)	—	(91.9)	(0.18)
Impairment of Investment in Flat Ridge 2	(i)	—	—	—	146.6	—	146.6	0.29
Total Special Items		—	—	—	18.3	74.9	93.2	$0.18

Operating Earnings (Loss) (non-GAAP)		301.2	164.8	141.8	90.9	(81.0)	617.7	$1.20

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the loss on the expected sale of the Kentucky Operations which was terminated in April 2023 and other related third-party transaction costs
(e)Represents the loss on the expected sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(f)Represents the impact of recent legislation in Texas regarding recovery of certain employee incentives
(g)Represents the impact of mark-to-market on certain investments
(h)Represents the gain on the sale of certain mineral rights
(i)Represents the impact of the write-off of AEP's investment in the Flat Ridge 2 wind farm joint venture

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2023	2022	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,332	7,039	(10.0)%
Commercial	5,723	5,911	(3.2)%
Industrial	8,660	8,906	(2.8)%
Miscellaneous	545	578	(5.7)%
Total Retail	21,260	22,434	(5.2)%

Wholesale Electric (in millions of kWh): (a)	3,484	3,660	(4.8)%

Total KWHs	24,744	26,094	(5.2)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,910	6,589	(10.3)%
Commercial	7,393	6,941	6.5%
Industrial	6,673	6,647	0.4%
Miscellaneous	177	197	(10.2)%
Total Retail (b)	20,153	20,374	(1.1)%

Wholesale Electric (in millions of kWh): (a)	428	565	(24.2)%

Total KWHs	20,581	20,939	(1.7)%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power
Financial Results for Year-to-Date 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		539.1	302.4	377.9	(190.0)	(111.2)	918.2	$1.78

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(9.2)	—	—	212.8	—	203.6	0.40
Termination of the Sale of Kentucky Operations	(d)	—	—	—	—	(33.7)	(33.7)	(0.06)
Pending Sale of Unregulated Renewables	(e)	—	—	—	88.5	1.6	90.1	0.17
Change in Texas Legislation	(f)	(4.3)	(20.2)	0.1	—	—	(24.4)	(0.05)
Total Special Items		(13.5)	(20.2)	0.1	301.3	(32.1)	235.6	$0.46

Operating Earnings (Loss) (non-GAAP)		525.6	282.2	378.0	111.3	(143.3)	1,153.8	$2.24

Financial Results for Year-to-Date 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		599.4	317.6	314.9	186.8	(179.5)	1,239.2	$2.43

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(135.9)	—	(135.9)	(0.27)
Pending Sale of Kentucky Operations	(d)	—	—	—	—	75.8	75.8	0.15
Mark-to-Market Impact of Certain Investments	(g)	—	—	—	—	2.3	2.3	—
Gain on Sale of Mineral Rights	(h)	—	—	—	(91.9)	—	(91.9)	(0.18)
Impairment of Investment in Flat Ridge 2	(i)	—	—	—	146.6	—	146.6	0.29
Accumulated Deferred Income Tax Adjustments	(j)	—	—	—	—	(2.0)	(2.0)	—
Total Special Items		—	—	—	(81.2)	76.1	(5.1)	$(0.01)

Operating Earnings (Loss) (non-GAAP)		599.4	317.6	314.9	105.6	(103.4)	1,234.1	$2.42

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the loss on the expected sale of the Kentucky Operations which was terminated in April 2023 and other related third-party transaction costs
(e)Represents the loss on the expected sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(f)Represents the impact of recent legislation in Texas regarding recovery of certain employee incentives
(g)Represents the impact of mark-to-market on certain investments
(h)Represents the gain on the sale of certain mineral rights
(i)Represents the impact of the write-off of AEP's investment in the Flat Ridge 2 wind farm joint venture
(j)Represents the impact of out-of-period adjustments related to accumulated deferred income taxes

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2023	2022	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	14,431	16,264	(11.3)%
Commercial	11,095	11,429	(2.9)%
Industrial	16,955	17,068	(0.7)%
Miscellaneous	1,066	1,122	(5.0)%
Total Retail	43,547	45,883	(5.1)%

Wholesale Electric (in millions of kWh): (a)	6,744	8,134	(17.1)%

Total KWHs	50,291	54,017	(6.9)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	12,176	13,566	(10.2)%
Commercial	14,137	12,940	9.3%
Industrial	13,199	12,577	4.9%
Miscellaneous	345	368	(6.3)%
Total Retail (b)	39,857	39,451	1.0%

Wholesale Electric (in millions of kWh): (a)	881	1,136	(22.4)%

Total KWHs	40,738	40,587	0.4%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers